Asset Backed Securities
BancCap

Loan age of 5 or more
277 records

Selection Criteria: Loan age of 5 or more
Table of Contents
  Summary Statistics
  Collateral Type
  Original Principal Balance
  Remaining Principal Balance
  Remaining Months to Maturity
  Current Mortgage Rates
  Original Loan-to-Value
  FICO Scores
  Debt-to-Income Ratio
  Geographic Distribution of the Mortgage Properties
  Occupancy Status
  Docmentation Types
  Purpose of Loans
  Credit Grade
  Property Types
  Original Term to Expiration of Prepayment Penalty
  Maximum Rates
  Minimum Rates
  Gross Margins
  Months of Next Rate Adjustment
  Initial Periodic Rate Cap
  Regular Periodic Rate Cap
  Interest Only Terms
  Originator

1. Summary Statistics

Number of Mortgage Loans: 277
Aggregate Scheduled Principal Balance: 64,288,785.52
Minimum Scheduled Balance: 54,761.38
Maximum Scheduled Balance: 725,000.00
Average Scheduled Balance: 232,089.48
Aggregate Original Principal Balance: 64,456,411.00
Minimum Original Balance: 54,900.00
Maximum Original Balance: 725,000.00
Average Original Balance: 232,694.62
Fully Amortizing Loans (NON BALLOON): 86.79
1st Lien: 100.00
Weighted Average Gross Coupon: 6.851
Minimum Coupon: 5.425
Maximum Coupon: 9.900
Weighted Average Original Term: 359
Minimum Original Term: 180
Maximum Original Term: 360
Weighted Average Stated Remaining Term: 354
Minimum Remaining Term: 175
Maximum Remaining Term: 355
Weighted Average Margin (ARM only): 5.807
Minimum Margin: 3.625
Maximum Margin: 6.990
Weighted Average Max Rate: 13.448
Minimum Max Rate: 11.425
Maximum Max Rate: 15.990
Weighted Average Min Rate: 6.893
Minimum Min Rate: 5.425
Maximum Min Rate: 9.900
Weighted Average Loan-to-Value: 79.82
Low LTV: 39.94
High LTV: 100.00
LTV = 80: 40.23
LTV > 80: 27.60
Weighted Average Fico: 625
Min FICO: 508
Max FICO: 764
Top 5 States: CA(39%),MN(22%),IL(12%),FL(7%),WI(3%)
% Silent Second: 35.79
WA Months to Next Adjustment Date: 20
WA CLTV: 86.66

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2. Collateral Type

Collateral Type	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
1 /29 ARM	2	502,617.84	0.78	355	6.597	640	80.00	5.00
2 /28 ARM	88	15,991,826.76	24.87	355	7.188	615	79.66	5.29
2 /28 ARM - 40Yr Balloon	27	8,495,530.16	13.21	355	6.886	637	79.43	5.22
2 /28 ARM (IO)	83	21,380,044.07	33.26	355	6.715	625	81.63	5.47
3 /27 ARM	3	671,073.64	1.04	354	7.568	663	84.67	6.00
3 /27 ARM (IO)	10	2,598,993.92	4.04	354	6.752	618	82.20	5.54
5 /25 ARM	2	623,819.53	0.97	354	6.111	662	77.60	6.00
5 /25 ARM (IO)	4	1,156,412.05	1.80	355	6.488	655	70.90	5.15
6 Month Libor ARM	1	306,110.54	0.48	355	7.790	653	80.00	5.00
Fixed	44	8,499,789.72	13.22	349	6.737	620	76.55	5.61
Fixed (IO)	13	4,062,567.29	6.32	354	6.530	633	79.03	5.60
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

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3. Original Principal Balance

Original Principal Balance	Number of Mortgage Loans	Original Principal Balance ($)	% of Original Principal Balance (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
50,000.01 - 100,000.00	23	1,944,632.00	3.02	348	7.570	609	78.65	5.17
100,000.01 - 150,000.00	43	5,474,540.00	8.49	355	7.372	613	78.76	5.42
150,000.01 - 200,000.00	68	12,033,160.00	18.67	352	6.920	628	79.81	5.44
200,000.01 - 250,000.00	38	8,478,547.00	13.15	354	6.791	623	79.30	5.50
250,000.01 - 300,000.00	35	9,589,861.00	14.88	355	6.789	621	78.70	5.48
300,000.01 - 350,000.00	28	9,025,770.00	14.00	355	6.772	643	79.45	5.43
350,000.01 - 400,000.00	17	6,396,834.00	9.92	355	6.592	606	80.47	5.47
400,000.01 - 450,000.00	13	5,435,617.00	8.43	355	6.858	634	82.78	5.46
450,000.01 - 500,000.00	10	4,732,450.00	7.34	355	6.601	625	84.05	5.19
600,000.01 - 650,000.00	1	620,000.00	0.96	355	6.540	659	73.81	5.00
700,000.01 - 750,000.00	1	725,000.00	1.12	355	6.500	647	65.91	5.00
Total:	277	64,456,411.00	100.00	354	6.851	625	79.82	5.42

* Based on the original balances of the Mortgage Loans

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4. Remaining Principal Balance

Remaining Principal Balance	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
50,000.01 - 100,000.00	23	1,936,204.76	3.01	348	7.570	609	78.65	5.17
100,000.01 - 150,000.00	43	5,456,271.57	8.49	355	7.372	613	78.76	5.42
150,000.01 - 200,000.00	68	11,995,392.66	18.66	352	6.920	628	79.81	5.44
200,000.01 - 250,000.00	38	8,458,295.44	13.16	354	6.791	623	79.30	5.50
250,000.01 - 300,000.00	35	9,557,070.25	14.87	355	6.789	621	78.70	5.48
300,000.01 - 350,000.00	28	9,009,084.58	14.01	355	6.772	643	79.45	5.43
350,000.01 - 400,000.00	17	6,376,925.15	9.92	355	6.592	606	80.47	5.47
400,000.01 - 450,000.00	13	5,426,131.93	8.44	355	6.858	634	82.78	5.46
450,000.01 - 500,000.00	10	4,728,851.27	7.36	355	6.601	625	84.05	5.19
600,000.01 - 650,000.00	1	619,557.91	0.96	355	6.540	659	73.81	5.00
700,000.01 - 750,000.00	1	725,000.00	1.13	355	6.500	647	65.91	5.00
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

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5. Remaining Months to Maturity

Remaining Months to Maturity	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
121 - 180	2	245,056.88	0.38	175	7.473	642	75.23	5.00
301 - 360	275	64,043,728.64	99.62	355	6.849	625	79.83	5.42
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

Minimum: 175
Maximum: 355
Weighted Average: 354

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6. Current Mortgage Rates

Current Mortgage Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
5.000 - 5.499	2	542,299.01	0.84	354	5.460	623	78.06	6.00
5.500 - 5.999	16	4,448,854.25	6.92	354	5.784	636	79.36	5.71
6.000 - 6.499	57	15,240,093.86	23.71	354	6.303	622	79.94	5.61
6.500 - 6.999	99	23,681,376.69	36.84	354	6.724	636	79.04	5.30
7.000 - 7.499	41	9,703,733.77	15.09	355	7.258	622	81.24	5.42
7.500 - 7.999	41	6,949,136.82	10.81	350	7.772	606	79.56	5.39
8.000 - 8.499	9	1,752,675.11	2.73	355	8.270	616	82.34	5.00
8.500 - 8.999	10	1,785,094.38	2.78	355	8.794	574	79.65	5.15
9.000 - 9.499	1	54,761.38	0.09	355	9.450	733	90.00	5.00
9.500 - 9.999	1	130,760.25	0.20	355	9.900	607	100.00	5.00
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

Minimum: 5.425
Maximum: 9.900
Weighted Average: 6.851

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7. Original Loan-to-Value

Original Loan-to-Value	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
35.01 - 40.00	1	144,126.81	0.22	354	7.400	511	39.94	6.00
40.01 - 45.00	1	134,214.29	0.21	354	5.500	627	41.54	6.00
55.01 - 60.00	3	501,433.67	0.78	328	6.925	581	58.02	5.51
60.01 - 65.00	10	1,546,319.31	2.41	355	7.406	551	63.40	5.28
65.01 - 70.00	11	2,514,159.47	3.91	354	6.782	608	68.03	5.68
70.01 - 75.00	32	8,531,771.54	13.27	355	6.724	617	73.61	5.39
75.01 - 80.00	147	33,173,622.07	51.60	355	6.806	635	79.66	5.39
80.01 - 85.00	32	9,456,558.63	14.71	351	6.786	617	84.43	5.48
85.01 - 90.00	30	6,359,469.13	9.89	355	7.030	623	89.30	5.47
90.01 - 95.00	7	1,579,395.52	2.46	355	7.343	629	94.98	5.41
95.01 - 100.00	3	347,715.08	0.54	355	8.768	636	100.00	5.25
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

The loan-to-value ("OLTV") of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

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8. FICO Scores

FICO Scores	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
500 - 519	3	348,455.43	0.54	355	7.896	512	57.53	5.41
520 - 539	7	1,111,226.23	1.73	355	7.699	536	70.58	5.00
540 - 559	12	2,478,766.76	3.86	354	7.575	550	72.62	5.52
560 - 579	22	5,289,815.57	8.23	355	6.837	571	79.20	5.45
580 - 599	41	9,819,712.27	15.27	355	6.859	592	80.01	5.31
600 - 619	52	11,793,743.93	18.34	354	6.813	612	80.11	5.36
620 - 639	52	12,180,438.37	18.95	355	6.782	629	80.84	5.48
640 - 659	38	9,702,928.72	15.09	351	6.765	649	81.61	5.47
660 - 679	18	3,663,047.37	5.70	354	6.966	667	79.75	5.51
680 - 699	13	3,346,631.85	5.21	355	6.665	687	80.78	5.43
700 - 719	8	2,173,829.19	3.38	354	6.380	708	80.22	5.72
720 - 739	5	1,160,380.41	1.80	355	6.912	734	80.47	5.43
740 - 759	3	548,072.64	0.85	355	7.161	746	80.00	5.24
760 - 779	3	671,736.78	1.04	355	6.848	762	78.44	5.27
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

Minimum: 508
Maximum: 764
Weighted Average: 625

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9. Debt-to-Income Ratio

Debt-to-Income Ratio	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
<= 20.00	3	400,236.91	0.62	354	7.489	584	83.97	5.59
20.01 - 25.00	7	1,272,985.90	1.98	355	7.217	606	82.55	5.40
25.01 - 30.00	21	4,037,615.05	6.28	354	6.939	618	80.31	5.55
30.01 - 35.00	25	5,011,834.42	7.80	348	6.864	639	79.35	5.50
35.01 - 40.00	53	11,619,348.00	18.07	354	6.763	625	78.82	5.50
40.01 - 45.00	69	16,236,496.59	25.26	355	6.930	624	79.27	5.47
45.01 - 50.00	76	19,938,319.86	31.01	354	6.775	631	79.92	5.36
50.01 - 55.00	23	5,771,948.79	8.98	355	6.871	610	82.17	5.18
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

Non-Zero Minimum: 17.92
Maximum: 55.00
Weighted Average: 42.00

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10. Geographic Distribution of the Mortgage Properties

Geographic Distribution of the Mortgage Properties	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
California	75	24,759,991.07	38.51	355	6.632	628	80.03	5.47
Minnesota	73	14,140,137.98	21.99	354	6.907	632	79.73	5.53
Illinois	41	7,983,740.28	12.42	355	6.937	623	81.22	5.30
Florida	21	4,698,433.84	7.31	355	6.721	629	78.16	5.42
Wisconsin	9	1,617,592.20	2.52	355	8.078	600	86.09	5.16
Maryland	6	1,601,148.68	2.49	355	6.844	628	79.10	5.18
Massachusetts	5	1,154,342.05	1.80	328	6.829	635	78.38	5.20
Virginia	5	1,108,920.24	1.72	354	6.757	592	74.56	5.74
New York	4	932,304.68	1.45	354	6.705	593	82.65	5.50
New Jersey	3	878,608.91	1.37	355	7.589	613	80.98	5.21
Arizona	3	676,906.66	1.05	355	7.566	583	70.32	5.00
Texas	6	625,150.04	0.97	355	7.208	641	83.14	5.12
Nevada	2	524,127.08	0.82	355	7.291	634	78.69	5.00
Michigan	3	470,697.96	0.73	355	7.274	595	79.21	5.00
Pennsylvania	3	468,785.96	0.73	355	6.689	631	71.78	5.00
Rhode Island	2	354,876.40	0.55	354	7.003	623	67.79	6.23
Oregon	2	343,214.38	0.53	355	6.766	653	89.61	5.47
Hawaii	1	309,651.33	0.48	354	6.100	564	68.46	6.00
North Carolina	2	256,006.98	0.40	355	8.550	626	80.00	5.00
Montana	1	224,367.38	0.35	355	7.890	589	79.00	5.00
Indiana	2	193,237.44	0.30	355	7.940	567	80.25	5.00
Tennessee	1	183,084.62	0.28	355	8.940	628	90.00	5.00
Delaware	1	154,000.00	0.24	355	7.050	597	80.00	5.00
Colorado	1	152,000.00	0.24	355	6.950	625	80.00	5.00
South Carolina	1	132,230.91	0.21	354	6.450	618	84.94	6.00
Ohio	1	122,304.73	0.19	354	6.690	608	72.35	6.00
Oklahoma	1	82,826.27	0.13	355	6.830	665	80.00	5.00
Louisiana	1	72,788.48	0.11	175	6.700	613	56.97	5.00
Mississippi	1	67,308.97	0.10	355	8.900	587	90.00	5.00
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

Number of States Represented: 29

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11. Occupancy Status

Occupancy Status	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
Primary Home	256	59,592,938.55	92.70	354	6.805	623	79.90	5.41
Investor Property	19	4,299,140.75	6.69	354	7.486	647	78.83	5.57
Vacation Home	2	396,706.22	0.62	354	6.887	663	77.83	6.00
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

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12. Docmentation Types

Docmentation Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
Full Documentation	184	40,510,647.45	63.01	353	6.717	613	79.72	5.42
Stated Documentation	93	23,778,138.07	36.99	355	7.080	646	79.97	5.42
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

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13. Purpose of Loans

Purpose of Loans	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
Refinance - Cash Out	172	42,184,446.31	65.62	354	6.822	615	79.34	5.42
Purchase	84	18,336,054.84	28.52	355	6.867	649	80.19	5.45
Refinance - Rate/Term	21	3,768,284.37	5.86	355	7.093	622	83.29	5.30
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

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14. Credit Grade

Credit Grade	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
0	23	8,200,233.78	12.76	355	6.954	621	80.94	5.35
PAG I	147	32,672,170.77	50.82	353	6.759	650	80.65	5.45
PAG II	51	11,711,979.94	18.22	355	6.852	609	78.81	5.33
PAG III	40	8,922,268.20	13.88	355	6.832	583	79.08	5.50
PAG IV	14	2,577,804.21	4.01	355	7.648	548	73.58	5.40
PAG V	2	204,328.62	0.32	355	8.245	512	69.94	5.00
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

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15. Property Types

Property Types	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
Single Family	225	51,955,469.50	80.82	354	6.794	621	79.87	5.39
Two-Four Family	19	5,615,830.48	8.74	354	7.133	641	79.47	5.51
PUD	17	3,526,064.92	5.48	354	7.057	613	76.88	5.62
Condominium	12	2,250,452.95	3.50	341	7.167	665	83.70	5.53
Manufactured Housing	2	590,658.84	0.92	354	6.547	731	80.00	6.05
Townhouse/Rowhouse	2	350,308.83	0.54	355	7.234	588	81.08	5.45
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

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16. Original Term to Expiration of Prepayment Penalty

Original Term to Expiration of Prepayment Penalty	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
0	65	13,832,054.14	21.52	352	7.194	631	81.17	5.30
12	23	6,130,858.06	9.54	355	6.883	641	81.77	5.20
24	140	32,060,639.68	49.87	355	6.809	617	79.77	5.42
36	48	12,045,125.85	18.74	353	6.547	631	77.29	5.70
60	1	220,107.79	0.34	355	7.250	634	85.00	5.00
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

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17. Maximum Rates

Maximum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
11.000 - 11.499	1	250,000.00	0.48	354	5.425	605	64.10	6.00
11.500 - 11.999	8	2,165,051.10	4.19	355	5.715	632	76.19	5.31
12.000 - 12.499	14	3,197,436.52	6.18	354	6.207	642	82.26	5.68
12.500 - 12.999	48	10,274,719.55	19.86	354	6.666	648	79.95	5.50
13.000 - 13.499	45	11,851,175.06	22.91	355	6.589	615	81.28	5.42
13.500 - 13.999	56	13,114,735.90	25.35	355	6.987	622	79.79	5.23
14.000 - 14.499	17	5,154,272.48	9.96	355	7.247	625	82.48	5.35
14.500 - 14.999	18	3,242,569.47	6.27	355	8.101	600	80.11	5.41
15.000 - 15.499	8	1,492,087.64	2.88	355	8.335	621	82.21	5.00
15.500 - 15.999	5	984,380.79	1.90	355	8.947	582	78.15	5.00
Total:	220	51,726,428.51	100.00	355	6.895	625	80.41	5.38

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18. Minimum Rates

Minimum Rates	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
5.000 - 5.499	2	542,299.01	1.05	354	5.460	623	78.06	6.00
5.500 - 5.999	13	3,437,777.66	6.65	354	5.743	644	79.04	5.60
6.000 - 6.499	40	11,206,889.95	21.67	355	6.300	623	81.95	5.47
6.500 - 6.999	75	18,073,423.48	34.94	355	6.719	638	79.57	5.29
7.000 - 7.499	35	8,703,695.10	16.83	355	7.247	621	81.19	5.40
7.500 - 7.999	36	6,354,401.04	12.28	355	7.773	605	79.38	5.41
8.000 - 8.499	7	1,437,326.26	2.78	355	8.292	617	81.91	5.00
8.500 - 8.999	10	1,785,094.38	3.45	355	8.794	574	79.65	5.15
9.000 - 9.499	1	54,761.38	0.11	355	9.450	733	90.00	5.00
9.500 - 9.999	1	130,760.25	0.25	355	9.900	607	100.00	5.00
Total:	220	51,726,428.51	100.00	355	6.895	625	80.41	5.38

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19. Gross Margins

Gross Margins	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
3.500 - 3.749	6	967,031.53	1.87	355	6.615	616	80.95	5.00
3.750 - 3.999	4	452,911.64	0.88	355	7.934	589	78.04	5.00
4.000 - 4.249	2	778,397.39	1.50	354	6.373	596	81.54	5.51
4.250 - 4.499	6	1,555,156.43	3.01	354	7.192	633	81.53	5.79
5.500 - 5.749	25	5,263,141.23	10.17	355	6.988	633	78.34	5.38
5.750 - 5.999	165	39,952,707.65	77.24	355	6.858	627	80.84	5.37
6.500 - 6.749	1	457,519.06	0.88	354	6.600	613	84.40	6.00
6.750 - 6.999	11	2,299,563.58	4.45	355	7.277	594	76.00	5.25
Total:	220	51,726,428.51	100.00	355	6.895	625	80.41	5.38

Minimum: 3.625
Maximum: 6.990
Weighted Average: 5.807

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20. Months of Next Rate Adjustment

Months of Next Rate Adjustment	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
2006-04	1	306,110.54	0.59	355	7.790	653	80.00	5.00
2006-10	2	502,617.84	0.97	355	6.597	640	80.00	5.00
2007-07	1	106,997.37	0.21	352	7.340	573	94.69	8.00
2007-08	5	1,300,213.82	2.51	353	6.871	667	81.59	7.00
2007-09	56	13,643,048.52	26.38	354	6.679	625	80.30	6.00
2007-10	136	30,817,141.28	59.58	355	7.015	622	80.55	5.00
2008-09	10	2,077,067.56	4.02	354	6.946	631	82.25	6.00
2008-10	3	1,193,000.00	2.31	355	6.874	620	83.48	5.00
2010-09	3	796,929.34	1.54	354	6.141	672	78.12	6.00
2010-10	3	983,302.24	1.90	355	6.530	646	69.29	5.00
Total:	220	51,726,428.51	100.00	355	6.895	625	80.41	5.38

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21. Initial Periodic Rate Cap

Initial Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
1.500	2	601,700.00	1.16	353	6.898	671	75.17	7.00
2.000	52	15,016,710.05	29.03	355	6.642	620	82.27	5.34
3.000	166	36,108,018.46	69.81	355	7.000	627	79.73	5.36
Total:	220	51,726,428.51	100.00	355	6.895	625	80.41	5.38

Minimum: 1.500
Maximum: 3.000
Weighted Average: 2.692

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22. Regular Periodic Rate Cap

Regular Periodic Rate Cap	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
1.000	112	22,079,033.41	42.68	355	6.937	627	79.84	5.37
1.500	4	952,226.34	1.84	355	7.173	638	80.00	5.00
2.000	104	28,695,168.76	55.47	355	6.853	624	80.87	5.39
Total:	220	51,726,428.51	100.00	355	6.895	625	80.41	5.38

Minimum: 1.000
Maximum: 2.000
Weighted Average: 1.564

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23. Interest Only Terms

Interest Only Terms	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
0	167	35,090,768.19	54.58	353	6.990	624	78.92	5.37
24	2	743,200.00	1.16	354	6.499	647	80.00	5.84
36	3	696,230.91	1.08	355	6.446	617	85.40	5.19
60	105	27,758,586.42	43.18	355	6.694	626	80.80	5.48
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

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24. Originator

Originator	Number of Mortgage Loans	Principal Balance As of Cutoff Date ($)	% of Principal Balance As of Cutoff Date (%)	Remaining Months to Maturity (Months)	Weighted Average Mortgage Rate (%)	Weighted Average FICO	Weighted Average OLTV (%)	Weighted Average SEASON
Encore Credit	148	39,519,546.56	61.47	354	6.777	623	79.93	5.44
Flexpoint Funding	1	143,497.96	0.22	355	7.875	598	80.00	5.00
Funding America	30	6,214,668.91	9.67	353	6.898	628	77.20	5.36
Maribella Mortgage	98	18,411,072.09	28.64	355	6.986	629	80.46	5.42
Total:	277	64,288,785.52	100.00	354	6.851	625	79.82	5.42

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Asset Finance Group

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, s olicitation or sale is not permitted.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obliga tion to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disrega rded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.